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                        SECURITIES & EXCHANGE COMMISSION

                              Washington, DC 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)            May 5, 2000
                                                 -------------------------------


                            JETRONIC INDUSTRIES, INC.
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               (Exact name of registrant as specified in charter)


       Pennsylvania                       1-4124                 23-1364981
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(State or other jurisdiction of         (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)


                  4200 Mitchell Street, Philadelphia, PA 19128
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code          (215) 482-7660
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         (Former name or former address, if changed since last report.)



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ITEM 5 - OTHER EVENTS:

Jetronic Industries, Inc. (the "Company") was informed that its Transchem Division based in Corona, California, and two of Transchem's former executives had been named in a federal indictment charging that the former executives directed that certain tests required under government contracts be bypassed or improperly performed. It is also charged that such former executives instructed employees to record that the tests were actually conducted.

The Company noted that it had not been made aware of any claims for defective product and that the charges related to post-production testing procedures.

The Company has been fully cooperating with the Department of Defense's investigation of these matters and expects to be in a position to satisfactorily resolve the charges against Transchem.

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            JETRONIC INDUSTRIES, INC.



Date:      May 5, 2000                      By:
     ----------------------                     ------------------------------
                                                  Leonard W. Pietrzak
                                                  Vice President - Finance and
                                                  Chief Financial Officer